VIP PARTICIPATION AGREEMENT AMENDMENT

                                 AMENDMENT NO. 4

Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (the "Company"), Variable Insurance Products Fund (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated March 9, 1995 (the "Agreement").

1) Schedule A is hereby revised to include the following additional separate account:


                                    Schedule A

        Name of Separate Account          Policy Form Numbers of Contracts
        and Date Established by           Funded by Separate Account
        Board of Directors                --------------------------
        ------------------

        ReliaStar Life Insurance          85-499
        Company of New York
        Variable Annuity Separate
        Account II


IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of _______________, 1999.


RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK


By:__________________________________________

Name:          Robert C. Salipante
     ________________________________________

Title:  President and Chief Executive Officer
     ________________________________________


VARIABLE INSURANCE PRODUCTS FUND


By:__________________________________________

Name:          Robert C. Pozen
     ________________________________________

Title:         Senior Vice President
     ________________________________________


FIDELITY DISTRIBUTORS CORPORATION


By:__________________________________________

Name:          Kevin J. Kelly
     ________________________________________

Title:         Vice President
     ________________________________________